SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2011

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5445 DTC Parkway, P4

Greenwood Village, Colorado 80111

(Address of Principal Executive Offices)

(303) 418-1000

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)(1)-(2) Appointment of New Director

On June 8, 2011, pursuant to the Bylaws of Ampio Pharmaceuticals, Inc. (the “Company,” “Ampio,” “our,” or “us”), the Board of Directors expanded the Board from five directorships to six directorships and appointed David R. Stevens to fill the vacancy on the Company’s Board of Directors. Dr. Stevens was contemporaneously appointed as a member of the Audit and Compensation Committees of Ampio’s Board of Directors, at which time Michael Macaluso resigned from each of such committees. Mr. Macaluso continues to serve as the Company’s Chairman of the Board.

There is no arrangement or understanding between Dr. Stevens and any other person pursuant to which Dr. Stevens was appointed as a director of the Company. Dr. Stevens will be eligible to participate in all non-management director compensation plans or arrangements available to the Company’s other independent directors. Those arrangements were approved by the Board of Directors on August 11, 2010.

The Company has not been a party to any transaction in the last fiscal year, and is not a party to any currently proposed transaction, in which Dr. Stevens or any of his immediate family members (as such term is defined in Item 404(b)(ii) of Regulation S-K) was or is a participant, or in which Dr. Stevens or his immediate family members had or will have a direct or indirect material interest. Set forth below is information that has been furnished by Dr. Stevens to the Company.

David R. Stevens, Ph.D., age 62, is currently Executive Chairman of Cedus, Inc., a privately held biopharmaceutical company. In addition, Dr. Stevens serves as a director of Poniard Pharmaceuticals, Inc., a NASDAQ Capital Market-listed biopharmaceutical company focused on the development and commercialization of cancer therapeutics, where he has been a member of the board of directors since May 2004. Dr. Stevens is a member of Nominating and Corporate Governance Committee, and the Audit Committee, of Poniard Pharmaceuticals. Dr. Stevens is also a board member of Micro-Imaging Solutions, LLC, a privately held medical device company, and Aqua Bounty Technologies, Inc., a biotechnology firm listed on the AIM market of the London Stock Exchange. He formerly served as a Board member of Advanced Cosmetic Intervention, Inc., a privately-held medical device company, from August 2006 through April 2008, at which time ACI was sold. Following the sale and through May 2011, Dr. Stevens served as the trustee of the ACI Liquidating Trust. He was an advisor to Bay City Capital LLC, an affiliate of Bay City Capital Management IV LLC, from 1999 to 2006. Dr. Stevens was previously president and chief executive officer of Deprenyl Animal Health, Inc., a public veterinary pharmaceutical company, from 1990 to 1998, and Vice President, Research and Development, of Agrion Corp., a private biotechnology company, from 1985 to 1988. He began his career in pharmaceutical research and development at the former Upjohn Company, where he contributed to the preclinical evaluation of Xanax and Halcion. Dr. Stevens received B.S. and D.V.M. degrees from Washington State University, and a Ph.D. in comparative pathology from the University of California, Davis. He is a Diplomate of the American College of Veterinary Pathologists. Dr. Stevens has worked in the pharmaceutical and biotechnology industries since 1978. Dr. Stevens’ experience in executive management in the pharmaceutical industry, prior and current public company board experience, and knowledge of the medical device industry led to the conclusion of our board that he should serve as a director of our company in light of our business and structure.

We have entered into our standard form of indemnification agreement with Dr. Stevens. The form of indemnification agreement is filed as Exhibit 10.9 to Amendment No. 1 to our Form 8-K, filed with the Securities and Exchange Commission on March 17, 2010.

Except as noted below, there are no family relationships between or among the executive officers or directors of the Company, including Dr. Stevens. Raphael Bar-Or, a non-executive officer, is the son of David Bar-Or, our chief scientific officer. Barbara Giles, our controller, is the spouse of Richard Giles, one of our directors.

Dr. Stevens meets the definition of “independent director” established by the NASDAQ Capital Market; qualifies as an “outside director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code; and, with respect to the Audit Committee, Dr. Stevens meets the standards established by Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

A copy of the press release announcing the appointment of Dr. Stevens as a director of the Company is furnished with this Current Report on Form 8-K as Exhibit 99.1.

(e) Material Compensatory Plan, Contract or Arrangement With Principal or Named Executive Officers

On May 12, 2011, the Compensation Committee of the Board of Directors authorized an amendment to the employment agreements (the “Employment Agreements” or a “Employment Agreement”) between the Company, on the one hand, and Messrs. Donald B. Wingerter, Jr. and Vaughan Clift, on the other hand. The Employment Agreements initially were effective August 1, 2010. Dr. Clift’s Employment Agreement was the subject of a previous amendment effective October 1, 2010. Mr. Wingerter is our Chief Executive Officer (principal executive officer and a named executive officer) and Dr. Clift is our Chief Regulatory Affairs Officer and one of our named executive officers.

The amendment, executed on May 31, 2011, provides that if either Mr. Wingerter or Dr. Clift is terminated without cause (as defined) or resigns with good reason (as defined) during the term of his respective Employment Agreement, then any unvested options shall vest immediately and in full, notwithstanding any inconsistent provision of the Employment Agreement. This provision applies retroactively to all option grants made by the Company to Messrs. Wingerter and Clift under the Company’s 2010 Stock Incentive Plan. The amendment was not adopted by virtue of any triggering or other event that would have required disclosure under the Item 5.02. A copy of the amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On April 19, 2011, the Company’s Board of Directors adopted and approved a Statement of Insider Trading Policy which was posted on the Company’s web site, www.ampiopharma.com, on May 16, 2011.

On June 7, 2011, the Company’s resale registration statement on Form S-1, SEC File No. 333-173589, was declared effective by the Securities and Exchange Commission (the “SEC”). A copy of the prospectus is available on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus may be obtained from Ampio, 5445 DTC Parkway, P4, Greenwood Village, Colorado 80111, (303) 418-1000. The filing of the resale registration statement was described in the Form 8-K filed with the SEC on April 19, 2011. The resale registration statement included 1,281,852 shares of Ampio common stock issued in connection with the February 2011 conversion of all outstanding convertible debentures, common stock issuable on the exercise of warrants held by certain securityholders, as well as 4,760,380 shares from the recent private placement from which net proceeds of $10.9 million were received. The selling securityholders are under no obligation to sell the common stock and the Company will not receive any proceeds from the resale of the common stock unless securityholders holding warrants exercise those warrants. The Company will take no part in the resale of the common stock. This report shall not constitute an offer to sell or a solicitation of an offer to buy Ampio common stock, nor shall there be any sale of the common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this report:

10.1	Letter Agreement effective May 31, 2011, by and among Ampio Pharmaceuticals, Inc., on the one hand, and Donald B. Wingerter, Jr. and Vaughan Clift, M.D., on the other hand.

The following exhibit is furnished with this report:

99.1	Press Release issued by Ampio Pharmaceuticals, Inc. on June 8, 2011 announcing the appointment of David R. Stevens as a member of the Board of Directors.

This Current Report on Form 8-K, including its Exhibits, may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K and its Exhibits are forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2011 and any subsequent quarterly filings made by the Company with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

Dated: June 8, 2011	By:	/s/ Donald B. Wingerter, Jr.
	Name:	Donald B. Wingerter, Jr.
	Title:	Chief Executive Officer

AMPIO PHARMACEUTICALS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing

10.1	Letter Agreement effective May 31, 2011, by and among Ampio Pharmaceuticals, Inc., on the one hand, and Donald B. Wingerter, Jr. and Vaughan Clift, M.D., on the other hand.	Filed herewith

99.1	Press Release issued by Ampio Pharmaceuticals, Inc. on June 8, 2011 announcing the appointment of David R. Stevens as a member of the Board of Directors.	Furnished herewith

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